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                                                                    EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT ACCOUNTANTS



            We consent to the incorporation by reference in this Registration Statement of Segue Software, Inc. on Form S-8 of our report dated February 15, 1996, on our audits of the financial statements of Segue Software, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's 1995 Annual Report.


                                                  Coopers & Lybrand  L.L.P.
Boston, Massachusetts
July 31, 1996



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